EXHIBIT 10.21

Loan Agreement

dated as of May 20, 2005

by and between

Branch Banking and Trust Company, as Lender

and

CNL Income Properties, as Borrower

LOAN AGREEMENT

This Loan Agreement (the “Agreement”) is made this 20th day of May, 2005 by and between BRANCH BANKING AND TRUST COMPANY, a North Carolina banking corporation (“Bank”), having an office at 255 South Orange Avenue, Suite 112, Orlando, Florida 32801 and CNL INCOME PROPERTIES, INC., a Maryland corporation (“Borrower”), having its chief executive office at 450 South Orange Avenue, Orlando, Florida 32801-3336.

Borrower has applied to Bank for and Bank has agreed to make, subject to the terms of this Agreement, the following loan (hereinafter referred to as the “Loan”):

Line of Credit (“Line of Credit”) in the maximum principal amount not to exceed Five Million Dollars ($5,000,000.00) at any one time outstanding, to be used by Borrower for general working capital needs in such amounts and for such purposes as Borrower may determine in its sole and absolute discretion. This Line of Credit shall be evidenced by Borrower’s Promissory Note dated on or after the date hereof, including all extensions, renewals, modifications and substitutions thereof (the “Note”) which shall mature May 20, 2007, when the entire unpaid principal balance then outstanding plus accrued interest thereon shall be paid in full. Prior to maturity or the occurrence of any Event of Default hereunder, Borrower may borrow, repay, and reborrow under the Line of Credit through maturity. The Line of Credit shall bear interest at the rate set forth in any such Promissory Note evidencing all or any portion of the Line of Credit, the terms of which are incorporated herein by reference.

Guaranty. Payment and performance of Borrower’s obligations under the Note shall be unconditionally guaranteed by CNL INCOME PARTNERS, LP, a Delaware limited partnership, CNL INCOME GP CORP., a Delaware corporation, CNL INCOME LP CORP., a Delaware corporation, CNL VILLAGE RETAIL GP, LLC, a Delaware limited liability company, CNL DMC GP, LLC, a Delaware limited liability company, CNL DMC, LP, a Delaware limited partnership, and CNL DALLAS MARKET CENTER GP, LLC, a Delaware limited liability company (individually, a “Guarantor” and collectively, the “Guarantors) pursuant to the terms of an Unconditional Guaranty Agreement (each a “Guaranty”) to be executed by each of the Guarantors as of the date hereof.

Section 1 Conditions Precedent

Bank shall not be obligated to make the initial disbursement of Loan proceeds hereunder until all of the following conditions have been satisfied by proper evidence, execution and delivery to Bank of the following items in addition to this Agreement, all in form and substance satisfactory to Bank and Bank’s counsel in their sole discretion:

Note: The Note evidencing the Loan duly executed by Borrower.

Commitment Fee: An initial commitment fee of $17,500.00 was paid by Borrower and received by Bank as of the date of execution of the Commitment Letter, April 27, 2005. An additional commitment fee of $17,500.00 shall be due and payable one (1) year from the date of execution of the Loan Documents.

Corporate Resolution: A Corporate Resolution duly adopted by the Board of Directors of Borrower and each corporate Guarantor authorizing the execution, delivery, and performance of the Loan Documents on or in a form provided by or acceptable to Bank.

Articles of Incorporation: A copy of the Articles or Certificates of Incorporation, as applicable, and all other charter documents of Borrower and each corporate Guarantor, all filed with and certified by the Secretary of State of the State of Borrower’s or Guarantor’s incorporation.

By-Laws: A copy of the By-Laws of Borrower and each corporate Guarantor, certified by the Secretary of Borrower or Guarantor as to their completeness and accuracy.

Certificate of Incumbency: A certificate of the Secretary of Borrower and each corporate Guarantor certifying the names and true signatures of the officers of Borrower or Guarantor authorized to sign the Loan Documents.

Certificate of Good Standing: A certification of the Secretary of State (or other government authority) of the State of Borrower’s or Guarantor’s incorporation or organization as to the good standing of Borrower or Guarantor and its charter documents on file.

Opinion of Counsel: An opinion of counsel for Borrower and Guarantors satisfactory to Bank and Bank’s counsel.

Guaranty: An Unconditional Guaranty Agreement duly executed by each of the Guarantors.

Limited Partnership Agreement: A copy of each limited partnership Guarantor’s Limited Partnership Agreement.

Declaration of Limited Partnership: A declaration or resolution from the general partners of each limited partnership Guarantor authorizing the execution, delivery and performance of the Loan Documents on or in a form provided by or acceptable to Bank.

Limited Liability Company Operating Agreement: A copy of each limited liability company Guarantor’s Limited Liability Company Agreement, certified by each Guarantor’s officers, manager(s) and/or members, as applicable, as to its completeness and accuracy.

Declaration of Limited Liability Company: A declaration or resolution from each limited liability company Guarantor’s manager(s) authorizing the execution, delivery, and performance of the Loan Documents on or in a form provided by or acceptable to Bank.

Limited Liability Company Certificate of Formation: A copy of the Certificate of Formation and all other organizational documents of each limited liability company Guarantor, all filed with and certified by the Secretary of State of each such Guarantor’s organization.

Additional Documents: Receipt by Bank of other approvals, opinions, or documents as Bank may reasonably request.

Section 2 Representations and Warranties

Borrower represents and warrants to Bank that:

2.01 Financial Statements. The consolidated balance sheet of Borrower and its subsidiaries, and the related consolidated statements of income, cash flow and stockholder equity, the accompanying footnotes together with the accountant’s opinion thereon, and all other financial information previously furnished to Bank, are true and correct in all material respects and fairly reflect the financial condition of Borrower and its subsidiaries as of the dates thereof, including all contingent liabilities of every type, and the financial condition of Borrower and its subsidiaries as stated therein has not changed materially and adversely since the date thereof.

2.02 Name, Capacity and Standing. Borrower’s exact legal name is correctly stated in the initial paragraph of the Agreement. If Borrower is a corporation, general partnership, limited partnership, limited liability partnership, or limited liability company, it warrants and represents that it is duly organized and validly existing under the laws of its state of incorporation or organization; that it and/or its subsidiaries, if any, are duly qualified and in good standing in every other state in which the nature of its business shall require such qualification, and are each duly authorized by their board of directors, general partners or member/manager(s), respectively, to enter into and perform the obligations under the Loan Documents.

2.03 No Violation of Other Agreements. The execution of the Loan Documents, and the performance by Borrower of its obligations thereunder will not violate any provision, as applicable, of its articles of incorporation, by-laws, articles of organization, operating agreement, agreement of partnership, limited partnership or limited liability partnership, or, of any other agreement, indenture, note, or other instrument binding upon Borrower, or, to the best of Borrower’s knowledge, any law, or, give cause for the acceleration of any of the respective obligations of Borrower.

2.04 Authority. To the best of Borrower’s knowledge, no authority from and approval by any federal, state, or local governmental body, commission or agency is necessary to the making, validity, or enforceability of this Agreement and the other Loan Documents.

2.05 Asset Ownership. Borrower has good and marketable title to all of the properties and assets reflected on the balance sheets and financial statements furnished to Bank, and, to the best of Borrower’s knowledge, all such properties and assets are free and clear of mortgages, deeds of trust, pledges, liens, and all other encumbrances except as otherwise disclosed by such financial statements.

2.06 Discharge of Liens and Taxes. Borrower and its subsidiaries and each Guarantor have filed, paid, and/or discharged prior to delinquency all taxes or other claims, of which Borrower or Guarantor has received notice, which may become a lien on any of its properties or assets, excepting to the extent that such items are being appropriately contested in good faith and for which an adequate reserve for the payment thereof is being maintained.

2.07 Regulation U. None of the Loan proceeds shall be used directly or indirectly for the purpose of purchasing or carrying any margin stock in violation of the provisions of Regulation U of the Board of Governors of the Federal Reserve System.

2.08 ERISA. Each employee benefit plan, as defined by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), maintained by Borrower or by any subsidiary of Borrower meets, as of the date hereof, the minimum funding standards of Section 302 of ERISA, all applicable requirements of ERISA and of the Internal Revenue Code of 1986, as amended, and no “Reportable Event” nor “Prohibited Transaction” (as defined by ERISA) has occurred with respect to any such plan.

2.09 Litigation. There is no claim, action, suit or proceeding pending, or, to the best of Borrower’s knowledge, threatened before any court, commission, administrative agency, whether State or Federal, or arbitration which will materially adversely affect the financial condition, operations, properties, or business of Borrower or its subsidiaries, if any, or the ability of Borrower to perform its obligations under the Loan Documents.

2.10 Other Agreements. The representations and warranties made by Borrower to Bank in the other Loan Documents are true and correct in all material respects on the date hereof.

2.11 Binding and Enforceable. The Loan Documents, when executed, shall constitute valid and binding obligations of Borrower, the execution of such Loan Documents has been duly authorized by the Borrower, and are enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, moratorium, or similar laws affecting creditors’ rights generally.

2.12 Brokers. No broker or finder acting on behalf of Borrower brought about the obtaining, making or closing of the Loan, and Borrower has no obligation to any Person in respect of any finder’s or brokerage fees in connection therewith.

Section 3 Affirmative Covenants

Borrower covenants and agrees that from the date hereof and until payment in full of all indebtedness and performance of all obligations owed under the Loan Documents, Borrower shall:

3.01 Maintain Existence and Current Legal Form of Business. (a) Maintain its existence and good standing in the state of its incorporation or organization, (b) maintain its current legal form of business indicated above, and, (c), as applicable, qualify and remain qualified as a foreign corporation, general partnership, limited partnership, limited liability partnership or limited liability company in each jurisdiction in which such qualification is required.

3.02 Maintain Records. Keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of Borrower.

3.03 Maintain Properties. Maintain, keep, and preserve all of its properties (tangible and intangible) necessary or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

3.04 Maintain Insurance. Maintain insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or similar business, which insurance may provide for reasonable deductibles.

3.05 Comply With Laws. Comply in all material respects with all applicable laws, rules, regulations, and orders including, without limitation, paying before delinquency all taxes, assessments, and governmental charges imposed upon it or upon its property.

3.06 Right of Inspection. Permit the officers and authorized agents of Bank, at any reasonable time or times, and upon reasonable notice, to visit the properties of Borrower in order to examine and make copies of the records and books of account of Borrower, and to discuss such matters with any officers, directors, managers, members or partners, limited or general of Borrower, and Borrower’s independent accountant as Bank reasonably deems necessary and proper.

3.07 Notice of Litigation: Promptly after the receipt by Borrower, or by any Guarantor of which Borrower has knowledge, of notice or complaint of any action, suit, and proceeding before any court or administrative agency of any type which, if determined adversely, could have a material adverse effect on the financial condition, properties, or operations of Borrower or Guarantor, as appropriate, Borrower shall promptly provide a copy thereof to Bank.

3.08 Average Collected Deposit Balances. Maintain average collected deposit balances, tested on a quarterly basis, of at least One Million Dollars ($1,000,000) in an interest bearing account at Bank. In the event Borrower fails to meet this covenant in any fiscal quarter, the interest rate on the Note shall be increased by one-fourth of one percent (0.25%) for the next fiscal quarter only.

3.09 Conduct of Business. Continue to engage in a business of the same general type as described in Borrower’s Articles of Incorporation, Bylaws and Prospectus dated April 18, 2005, on file with the Securities and Exchange Commission, as amended from time to time.

3.10 Reporting Requirements. Furnish to Bank:

Financial Statements: As soon as available and not more than forty-five (45) days after the end of each quarter, consolidated balance sheets, and consolidated statements of income, cash flow and stockholder equity for the period ended, all in reasonable detail, and all prepared in accordance with GAAP consistently applied, together with Borrower’s quarterly 10Q filing and supporting schedules and calculations.

Annual Financial Statements: As soon as available and not more than ninety (90) days after the end of each fiscal year, consolidated balance sheets and consolidated statements of income, cash flow, and stockholder equity for the period ended, all in reasonable detail, and all prepared in accordance with GAAP consistently applied, together with Borrower’s 10K filing. The financial statements must be of the following quality or better: Audited.

Quarterly Certifications. Quarterly certifications of new capital raised by the tenth (10th) of the month following the end of such quarter showing capital raised in that quarter. Monthly information shall be provided by Borrower electronically showing new capital raised in the prior month.

Other Information: Such other financial reports or information as Bank may from time to time reasonably request.

Section 4 Financial Covenants

Borrower covenants and agrees that from the date hereof until payment in full of all indebtedness and the performance of all obligations under the Loan Documents, Borrower shall at all times maintain the following financial covenants and ratios all in accordance with GAAP unless otherwise specified:

Tangible Net Worth. A minimum Tangible Net Worth of not less than One Hundred Million Dollars ($100,000,000). Tangible Net Worth is defined as net worth, plus obligations contractually subordinated to debts owed to Bank, minus goodwill, contract rights, and assets representing claims on stockholders or affiliated entities.

Maximum Combined Leverage. The maximum Combined Leverage of Borrower and all subsidiaries of Borrower shall be and remain less than sixty-seven (67%) of Total

Assets, defined according to GAAP. “Combined Leverage” means the percentage of Total Liabilities, defined according to GAAP, (excluding amounts paid to/from affiliates and loans to/from wholly owned subsidiaries) to Total Assets derived from the arithmetic combining of all assets, liabilities (excluding payables to affiliates and loans to wholly owned subsidiaries) and equity of its consolidated and unconsolidated joint ventures, partnerships and other taxable REIT subsidiaries adjusted for any duplication of assets, liabilities and equity.

Testing and Reporting. Each of the Financial Covenants set forth in this Section 5 shall be tested quarterly and certified to Bank by the chief financial officer of Borrower.

Section 5 Negative Covenants

Borrower covenants and agrees that from the date hereof and until payment in full of all indebtedness and performance of all obligations under the Loan Documents, Borrower shall not, without the prior written consent of Bank, which consent shall not be unreasonably withheld:

5.01 Liens. Create, incur, assume, or suffer to exist any lien upon or with respect to any of Borrower’s properties now owned or hereafter acquired, except:

(a)	Liens outstanding as of the date hereof;

(b)	Liens for taxes not yet due and payable or otherwise being contested in good faith and for which appropriate reserves are maintained;

(c)	Other liens imposed by law not yet due and payable, or otherwise being contested in good faith and for which appropriate reserves are maintained;

(d)	Purchase money security interests on any property hereafter acquired; and

(e)	Liens as a result of the refinancing (including increases thereto and any future advances) of any of Borrower’s operating assets.

5.02 Debt. Create, incur, assume, or suffer to exist any debt, except:

(a)	Debt to Bank;

(b)	Debt outstanding on the date hereof and shown on the most recent financial statements submitted to Bank;

(c)	Accounts payable to trade creditors and any amounts due to affiliates incurred in the ordinary course of business;

(d)	Debt secured by purchase money security interests as outlined above in Section 5.01 (c);

(e)	Debt incurred in the acquisition or refinancing (including increases thereto and any future advances) of operating assets of Borrower and its subsidiaries.

5.03 Guaranties. Assume, guarantee, endorse, or otherwise be or become directly, or contingently liable for obligations of any Person, except: (i) guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; (ii) guaranties of obligations and liabilities of any Person which is wholly owned by Borrower; (iii) guaranties of or indemnifications as to obligations or liabilities of any Person relating to compliance with environmental laws or regulations or loss, damage or expense relating thereto; (iv) guaranties of or indemnifications as to obligations or liabilities of any Person under which Borrower’s liability, if any, for the underlying debt, as such, is limited to circumstances in which such Person or related parties are in breach or violation of obligations regarding the filing of, or joining in or consenting to the filing of, bankruptcy or insolvency proceedings; (v)guaranties of or indemnifications as to obligations or liabilities with respect to a borrowing by any Person under which Borrower has liability for obligations for which such Person is liable with respect to such borrowing other than principal of and interest on underlying debt of such Person; and (vi) guaranties of or indemnifications as to obligations or liabilities of any Person under which Borrower has liability for carveouts to non-recourse liability of such Person, which carveouts are customary in commercial loan transactions of the kind involving such Person.

5. 04 Disposition of Assets. Sell, transfer, assign, pledge, lease, or otherwise dispose of all, or substantially all, of its assets or properties, except in the ordinary and usual course of its business.

5.05 Subordination of Advisor Fees. Upon the occurrence and continuation of an Event of Default, as provided for in Section 6 below, make any payment of fees to CNL Income Corp. pursuant to the Advisor Agreement between Borrower and CNL Income Corp.

5.06 Change of Legal Form of Business; Purchase of Assets. Change Borrower’s name or the legal form of Borrower’s business as shown above without providing Lender with written notice of the same; provided, however, in such event Bank’s consent shall not be required. Borrower shall not purchase all or substantially all of the assets or business of any Person, unless as a result thereof Borrower remains the majority and controlling owner.

5.07 Transfer of Ownership. Issue, transfer or sell, in the aggregate, from its treasury stock and/or currently authorized but unissued shares of any class of stock, more than 10% of the total number of all such issued and outstanding shares as of the date of this Agreement to any one Person, excluding affiliates or related entities of Borrower.

Section 6 Events of Default

The following shall be an “Event of Default” by Borrower; provided, however, there shall be no “Event of Default” unless such default is not cured within thirty (30) days following written notice thereof to Borrower with respect to non-monetary defaults and ten (10) days written notice thereof to Borrower with respect to monetary defaults.

6.01 The failure to make prompt payment of any installment of principal or interest on the Note when due or payable.

6.02 Should any representation or warranty made in the Loan Documents prove to be false or misleading in any material respect.

6.03 Should any report, certificate, financial statement, or other document furnished prior to the execution of or pursuant to the terms of this Agreement prove to be false or misleading in any material respect.

6.04 Should Borrower breach any covenant, condition, or agreement made under any of the Loan Documents.

6.05 Should a custodian be appointed for or take possession of any or all of the assets of Borrower, or should Borrower either voluntarily or involuntarily become subject to any insolvency proceeding, including becoming a debtor under the United States Bankruptcy Code, any proceeding to dissolve Borrower, any proceeding to have a receiver appointed, or should Borrower make an assignment for the benefit of creditors, or should there be an attachment, execution, or other judicial seizure of all or any portion of Borrower’s assets, including an action or proceeding to seize any funds on deposit with Bank, and such seizure is not discharged within sixty (60) days.

6.06 Should final judgment for the payment of money be rendered against Borrower which is not covered by insurance and shall remain undischarged for a period of sixty (60) days unless such judgment or execution thereon be effectively stayed.

6.07 Upon the termination of existence of, or dissolution of, Borrower.

Section 7 Remedies Upon Default

Upon the occurrence of any of the above listed Events of Default, Bank may at any time thereafter, at its option, take any or all of the following actions, at the same or at different times:

7.01 Declare the balance of the Note to be immediately due and payable, both as to principal and interest, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived by Borrower, and such balance shall accrue interest at the Default Rate as provided herein until paid in full;

7.02 Exercise any and all other rights and remedies available to Bank under the terms of the Loan Documents and applicable law;

7.03 Notwithstanding any provision herein to the contrary, in the event of Borrower’s failure to make any payment due pursuant to the provisions of Section 6.01 above on or before the date such payment is due, any obligation of Bank to advance additional funds to Borrower or any other Person under the terms of the Note shall, without notice to Borrower or opportunity to cure, immediately cease and terminate; until such time as Borrower’s failure to make such payment is cured in accordance with the provisions hereof. In the event of all other Events of Default referenced above, any obligation of Bank to advance funds to Borrower or any other Person under the terms of the Note and all other obligations, if any, of Bank under the Loan Documents shall immediately cease and terminate unless and until such Event of Default is cured in accordance with the provisions hereof.

NOTWITHSTANDING ANY PROVISION HEREIN TO THE CONTRARY, in the event that Borrower is diligently pursuing a cure of any such Event of Default that is non-monetary in nature, Bank may extend such time to cure beyond the cure periods provided for herein, for such reasonable period or periods of time as Bank may determine in its reasonable discretion.

Section 8 Miscellaneous Provisions

8.01 Definitions.

“Default Rate” shall mean a rate of interest equal to Bank’s Prime Rate plus five percent (5%) per annum (not to exceed the legal maximum rate) from and after the date of an Event of Default hereunder which shall apply, in Bank’s sole discretion, to all sums owing, including principal and interest, on such date.

“Loan Documents” shall mean this Agreement including any exhibit documents attached hereto, the Note, the Guaranty Agreements, and all other documents, certificates, and instruments executed in connection therewith, and all renewals, extensions, modifications, substitutions, and replacements thereto and therefore.

“Person” shall mean an individual, partnership, corporation, trust, unincorporated organization, limited liability company, limited liability partnership, association, joint venture, or a government agency or political subdivision thereof.

“GAAP” shall mean generally accepted accounting principles as established by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants, as amended and supplemented from time to time.

“Prime Rate” shall mean the rate of interest per annum announced by Bank from time to time and adopted as its Prime Rate, which is one of several rate indexes employed by Bank when extending credit, and may not necessarily be Bank’s lowest lending rate.

8.02 Non-impairment. If any one or more provisions contained in the Loan Documents shall be held invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained therein shall not in any way be affected or impaired thereby and shall otherwise remain in full force and effect.

8.03 Applicable Law. The Loan Documents shall be construed in accordance with and governed by the laws of the State of Florida.

8.04 Waiver. Neither the failure or any delay on the part of Bank in exercising any right, power or privilege granted in the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise of any other right, power, or privilege which may be provided by law.

8.05 Modification. No modification, amendment, or waiver of any provision of any of the Loan Documents shall be effective unless in writing and signed by Borrower and Bank.

8.06 Stamps and Fees. Borrower shall pay all federal or state stamps, taxes, or other fees or charges, if any are payable or are determined to be payable by reason of the execution, delivery, or issuance of the Loan Documents; and Borrower agrees to indemnify and hold harmless Bank against any and all liability in respect thereof.

8.07 Attorneys’ Fees. In the event Borrower shall default in any of its obligations hereunder and Bank believes it necessary to employ an attorney to assist in the enforcement or collection of the indebtedness of Borrower to Bank, to enforce the terms and provisions of the Loan Documents, to modify the Loan Documents, or in the event Bank voluntarily or otherwise should become a party to any suit or legal proceeding (including a proceeding conducted under the Bankruptcy Code), Borrower agrees to pay the reasonable attorneys’ fees of Bank and all related costs of collection or enforcement that may be incurred by Bank. Borrower shall be liable for such reasonable attorneys’ fees and costs whether or not any suit or proceeding is actually commenced.

8.08 Conflicting Provisions. If provisions of this Agreement shall conflict with any terms or provisions of the Note, the provisions of such Note shall take priority over any provisions in this Agreement.

8.09 Notices. Any notice permitted or required by the provisions of this Agreement shall be deemed to have been given when delivered in writing to the City Executive or any Vice President of Bank at its offices in Orlando, Florida, and to the Borrower as set forth below, when sent by certified mail and return receipt requested.

CNL Income Properties, Inc.

450 South Orange Avenue

Orlando, Florida 32801-3336

Attention: Tammie A. Quinlan, Senior Vice President and Chief Financial Officer

With a copy to:

CNL Income Properties< Inc.

450 South Orange Avenue

Orlando, Florida 32801-3336

Attention: Amy Sinelli, Vice President and Corporate Counsel

With an additional copy to:

Lowndes Drosdick Doster Kantor & Reed, P.A.

215 North Eola Drive

Orlando, Florida 32801

Attention: William T. Dymond, Esq.

8.10 Consent to Jurisdiction. Borrower hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement may be instituted in any Florida state court or federal court sitting in the state of Florida, or in such other appropriate court and venue as Bank may choose in its sole discretion. Borrower consents to the jurisdiction of such courts and waives any objection relating to the basis for personal or in rem jurisdiction or to venue which Borrower may now or hereafter have in any such legal action or proceedings.

8.11 WAIVER OF JURY TRIAL. UNLESS EXPRESSLY PROHIBITED BY APPLICABLE LAW, THE UNDERSIGNED HEREBY WAIVE THE RIGHT TO TRIAL BY JURY OF ANY MATTERS OR CLAIMS ARISING OUT OF THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH OR OUT OF THE CONDUCT OF THE RELATIONSHIP BETWEEN THE UNDERSIGNED AND BANK. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BANK TO MAKE THE LOAN AND ENTER INTO THIS AGREEMENT. FURTHER, THE UNDERSIGNED HEREBY CERTIFY THAT NO REPRESENTATIVE OR AGENT OF BANK, NOR BANK’S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT BANK WOULD NOT SEEK TO ENFORCE THIS WAIVER OR RIGHT TO JURY TRIAL PROVISION.

NO REPRESENTATIVE OR AGENT OF BANK, NOR BANK’S COUNSEL, HAS THE AUTHORITY TO WAIVE, CONDITION OR MODIFY THIS PROVISION.

8.12 Arbitration. Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with, or relating to the Agreement and other Loan Documents (“Disputes”) between or among the parties to this Agreement and other Loan Documents shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, disputes as to whether a matter is subject to arbitration, claims brought as class actions, claims arising from Loan Documents executed in the future, or claims arising out of or connected with the transaction reflected by this Agreement and other Loan Documents. Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the “Arbitration Rules”) of the American Arbitration Association (the “AAA”) and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in the city of Orlando. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims less than $1,500,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted or if such Person is not available to serve, the single arbitrator may be a licensed attorney. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to swap agreements.

8.13 Counterparts. This Agreement may be executed by one or more parties on any number of separate counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

8.14 Entire Agreement. The Loan Documents embody the entire agreement between Borrower and Bank with respect to the Loan, and there are no oral or parol agreements existing between Bank and Borrower with respect to the Loan which are not expressly set forth in the Loan Documents.

SIGNATURE PAGE

IN WITNESS WHEREOF, Bank and Borrower have caused this Agreement to be duly executed under seal all as of the date first above written.

CNL INCOME PROPERTIES, INC., a Maryland corporation, as Borrower

By:	/s/ Tammie A. Quinlan
Name:	Tammie A. Quinlan
Title:	Senior Vice President and
Chief Financial Officer

BRANCH BANKING AND TRUST COMPANY, a North Carolina banking corporation, as Bank

By:	/s/ Michael J. Miller
Name:	Michael J. Miller
Title:	Senior Vice President